Exhibit 99.1

CINEMARK HOLDINGS, INC. REPORTS FIRST QUARTER 2025 RESULTS

Cinemark delivered Total Revenue of $541 million, Net Loss of $(39) million,

and Adjusted EBITDA of $36 million, with a 6.7% Adjusted EBITDA Margin

North American industry box office momentum accelerated in April,

nearly doubling year-over-year, leading into a blockbuster summer film slate

Plano, TX, May 2, 2025 – Cinemark Holdings, Inc. (NYSE: CNK), one of the largest and most influential theatrical exhibition companies in the world, today reported results for the three months ended March 31, 2025.

“Cinemark once again delivered outsized box office results in the first quarter, surpassing industry benchmarks both domestically and internationally, despite a suppressed box office environment that was impacted by lingering effects of the 2023 Hollywood strikes,” stated Sean Gamble, Cinemark’s President and CEO. “We continue to expect a favorable rebound in our industry's recovery trajectory this year, and the second quarter is already pacing well ahead of 2024's box office results, showcasing the strong, sustained enthusiasm consumers have for experiencing a diverse range of compelling, well-marketed films in theaters.”

Mr. Gamble continued, “As we look ahead, we remain highly encouraged about the future direction of our industry and company based on resilient consumer trends, a continued resurgence of wide release volume, Cinemark’s advantaged financial and competitive positions, and meaningful opportunities we have to generate incremental value creation through our ongoing strategic initiatives. Considering the health of our company and our positive outlook, we paid our first dividend since the pandemic during the quarter and executed $200 million of share repurchases. This marks our first-ever stock buyback program and has put us out in front of managing potential dilution related to our upcoming convertible notes settlement.”

Q1 2025 Earnings Highlights

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Entertained 37 million moviegoers across our global footprint.
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Delivered domestic box office results that surpassed North American industry recovery by 160 basis points year-over-year; likewise, our international admissions also outpaced comparable industry benchmarks.
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Sustained market share growth versus pre-pandemic levels in excess of 100 basis points in the U.S. and Latin America; continued to maintain the most significant market share gains of all major exhibitors.
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Achieved a new all-time high domestic food and beverage per cap of $7.98 in the quarter.
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Continued to meaningfully advance and benefit from strategic initiatives to build audiences, grow new sources of revenue, and further enhance our industry-leading operating capabilities.
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Reported $541 million total revenue and $(39) million net loss, or $(0.32) per share, attributable to Cinemark Holdings, Inc.
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Delivered $36 million of Adjusted EBITDA with an Adjusted EBITDA margin of 6.7%, despite operating de-leverage associated with a softer box office environment.
•
Paid first quarterly dividend since the pandemic, given the health of our company and positive outlook.
•
Implemented our first-ever stock buyback program and opportunistically executed $200 million of share repurchases, which reduced our outstanding share count by 7.9 million shares, or approximately 6.5%, to proactively mitigate potential dilution associated with the settlement of our convertible notes and related warrants.
•
Ended the quarter with a cash balance of $699 million.

Financial Results

Cinemark Holdings, Inc.’s total revenue for the three months ended March 31, 2025 decreased 6.6% to $540.7 million compared with $579.2 million for the three months ended March 31, 2024. For the three months ended March 31, 2025, admissions revenue decreased 8.9% to $264.1 million while concession revenue decreased 6.2% to $210.4 million, with a 7.8% decrease in attendance to 36.6 million patrons. Worldwide average ticket price was $7.22 and concession revenue per patron was $5.75.

Net loss attributable to Cinemark Holdings, Inc. for the three months ended March 31, 2025 was $(38.9) million compared with net income of $24.8 million for the three months ended March 31, 2024. Diluted loss per share for the three months ended March 31, 2025 was $(0.32) compared with diluted earnings per share of $0.19 for the three months ended March 31, 2024.

Adjusted EBITDA for the three months ended March 31, 2025 was $36.4 million compared with $70.7 million for the three months ended March 31, 2024. Reconciliations of non-GAAP financial measures are provided in the financial schedules accompanying this press release and at https://ir.cinemark.com.

Webcast – Today at 8:30 AM ET

Live Webcast/Replay: Available at https://ir.cinemark.com. A replay will be available following the call and archived for a limited time.

About Cinemark Holdings, Inc.

Headquartered in Plano, TX, Cinemark (NYSE: CNK) is one of the largest and most influential movie theater companies in the world. Cinemark’s circuit, comprised of various brands that also include Century, Tinseltown and Rave, as of March 31, 2025 operated 497 theaters with 5,644 screens in 42 states domestically and 13 countries throughout South and Central America. Cinemark consistently provides an extraordinary guest experience from the initial ticket purchase to the closing credits, including Movie Club, the first U.S. exhibitor-launched subscription program; the highest Luxury Lounger recliner seat penetration among the major players; XD - the No. 1 exhibitor-brand premium large format; and expansive food and beverage options to further enhance the moviegoing experience. For more information go to https://ir.cinemark.com.

Investor Relations Contact:

Chanda Brashears – 972-665-1671 or cbrashears@cinemark.com

Media Contact:

Julia McCartha – 972-665-1322 or pr@cinemark.com

Forward-looking Statements

This press release includes “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on information currently available as well as management’s assumptions and beliefs today. These statements are subject to numerous risks and uncertainties that could cause actual results to differ materially from the results expressed or implied by the statements, and investors should not place undue reliance on them. Risks and uncertainties that could cause actual results to differ materially from such statements include:

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future revenue, expenses and profitability;
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currency exchange rate and inflationary impacts;
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general economic conditions in the United States and internationally;
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the future development and expected growth of our business;
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projected capital expenditures;
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access to capital resources;
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attendance at movies generally or in any of the markets in which we operate;
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the number and diversity of popular movies released, the length of exclusive theatrical release windows, and our ability to successfully license and exhibit popular films;
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national and international growth in our industry;
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competition from other exhibitors, alternative forms of entertainment and content delivery via streaming and other formats;
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changes in legislation, government regulations or policies that affect our operations;
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determinations in lawsuits in which we are a party; and
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extraordinary events beyond our control, such as conflicts, wars, natural disasters, public health crises, labor strikes, or terrorist acts.

You can identify forward-looking statements by the use of words such as “may,” “should,” “could,” “estimates,” “predicts,” “potential,” “continue,” “anticipates,” “believes,” “plans,” “expects,” “future” and “intends” and similar expressions which are intended to identify forward-looking statements. These statements are not guarantees of future performance and are subject to risks, uncertainties and other factors, some of which are beyond our control and difficult to predict. Such risks and uncertainties could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements. In evaluating forward-looking statements, you should carefully consider the risks and uncertainties described in the “Risk Factors” section or other sections in the Company's Annual Report on Form 10-K filed February 19, 2025. All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by these cautionary statements and risk factors. Forward-looking statements contained in this press release reflect our view only as of the date of this press release. We undertake no obligation, other than as required by law, to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Cinemark Holdings, Inc.

Financial and Operating Summary

(unaudited, in millions, except per share amounts)

	Three Months Ended
	March 31,
	2025	2024
Statement of (loss) income data:
Revenue
Admissions	$264.1	$289.8
Concession	210.4	224.2
Other	66.2	65.2
Total revenue	$540.7	$579.2
Cost of operations
Film rentals and advertising	141.4	154.3
Concession supplies	44.3	44.0
Salaries and wages	90.3	86.9
Facility lease expense	78.3	77.3
Utilities and other	105.7	100.4
General and administrative expenses	54.5	48.9
Depreciation and amortization	49.5	49.4
(Gain) loss on disposal of assets and other	(4.1)	0.4
Total cost of operations	559.9	561.6
Operating (loss) income	(19.2)	17.6
Other income (expense)
Interest expense	(38.5)	(37.7)
Interest income	12.0	13.6
Foreign currency exchange gain	0.5	1.4
Interest expense - NCM	(5.4)	(5.5)
Equity in income of affiliates	0.9	3.8
Net (loss) gain on investment in NCMI	(3.6)	4.4
Loss before income taxes	(53.3)	(2.4)
Income tax benefit	(14.7)	(27.7)
Net (loss) income	$(38.6)	$25.3
Less: Net income attributable to noncontrolling interests	0.3	0.5
Net (loss) income attributable to Cinemark Holdings, Inc.	$(38.9)	$24.8
Net (loss) income per share attributable to Cinemark Holdings, Inc.'s common stockholders
Basic	$(0.32)	$0.20
Diluted	$(0.32)	$0.19
Weighted average shares outstanding
Basic	119.4	119.5
Diluted	119.4	152.4

Other Operating Data

(unaudited, in millions)

	As of
	March 31, 2025	December 31, 2024
Balance sheet data:
Cash and cash equivalents	$699.4	$1,057.3
Theater properties and equipment, net	$1,122.6	$1,145.1
Total assets	$4,682.2	$5,067.0
Total long-term debt, net of unamortized debt issuance costs and original issue discount	$2,335.2	$2,334.7
Total equity	$357.6	$603.4

	Three Months Ended March 31,
	2025	2024
Cash flows used for:
Operating activities (1)	$(119.1)	$(22.7)
Investing activities	$(15.3)	$(23.3)
Financing activities	$(230.1)	$(10.4)

(1)
We define free cash flow as cash flow used for operating activities less capital expenditures. A reconciliation of cash flow used for operating activities to free cash flow is provided below:

	Three Months Ended March 31,
	2025	2024
Reconciliation of free cash flow:
Cash flows used for operating activities	$(119.1)	$(22.7)
Less: capital expenditures	22.1	23.5
Free cash flow	$(141.2)	$(46.2)

Segment Information

(unaudited, in millions, except per patron data)

	U.S. Reportable Segment		International Reportable Segment			Consolidated
	Three Months Ended March 31,		Three Months Ended March 31,			Three Months Ended March 31,
Revenue and Attendance	2025	2024	2025	2024	Constant Currency (1) 2025	2025	2024
Admissions revenue	$207.6	$231.8	$56.5	$58.0	$65.1	$264.1	$289.8
Concession revenue	164.4	178.6	46.0	45.6	52.2	210.4	224.2
Other revenue	45.1	46.6	21.1	18.6	24.5	66.2	65.2
Total revenue	$417.1	$457.0	$123.6	$122.2	$141.8	$540.7	$579.2
Attendance	20.6	23.6	16.0	16.1		36.6	39.7
Average ticket price	$10.08	$9.82	$3.53	$3.60	$4.07	$7.22	$7.30
Concession revenue per patron	$7.98	$7.57	$2.88	$2.83	$3.26	$5.75	$5.65
Cost of Operations
Film rentals and advertising	$113.2	$126.3	$28.2	$28.0	$32.5	$141.4	$154.3
Concession supplies	$33.8	$34.3	$10.5	$9.7	$11.9	$44.3	$44.0
Salaries and wages	$74.6	$72.5	$15.7	$14.4	$17.9	$90.3	$86.9
Facility lease expense	$60.2	$60.5	$18.1	$16.8	$20.2	$78.3	$77.3
Utilities and other	$81.8	$78.3	$23.9	$22.1	$27.3	$105.7	$100.4

(1)
Constant currency amounts, which are non-GAAP measurements, were calculated using the average exchange rate for the corresponding month for 2024. We translate the results of our international reportable segment from local currencies into U.S. dollars using currency rates in effect at different points in time in accordance with U.S. GAAP. Significant changes in foreign currency exchange rates from one period to the next can result in meaningful variations in reported results. We are providing constant currency amounts for our international reportable segment to present a period-to-period comparison of business performance that excludes the impact of foreign currency fluctuations.

Other Segment Information

(unaudited, in millions)

	Three Months Ended
	March 31,
	2025	2024
Adjusted EBITDA (1)
U.S.	$20.0	$49.1
International	16.4	21.6
Total Adjusted EBITDA (1)	$36.4	$70.7

Capital expenditures
U.S.	$16.9	$18.1
International	5.2	5.4
Total capital expenditures	$22.1	$23.5
(1)
Adjusted EBITDA represents net (loss) income before income taxes, depreciation and amortization expense and other items, as calculated below. Adjusted EBITDA is a non-GAAP financial measure commonly used in our industry and should not be construed as an alternative to (loss) income as an indicator of operating performance or as an alternative to cash flow provided by operating activities as a measure of liquidity (as determined in accordance with GAAP). Adjusted EBITDA may not be comparable to similarly titled measures reported by other companies. We have included Adjusted EBITDA because we believe it provides management and investors with additional information to measure our performance and liquidity, estimate our value and evaluate our ability to service debt. In addition, we use Adjusted EBITDA for incentive compensation purposes. A reconciliation of net income to Adjusted EBITDA is provided below.

Reconciliation of Adjusted EBITDA

(unaudited, in millions)

	Three Months Ended
	March 31,
	2025	2024
Net (loss) income	$(38.6)	$25.3
Add (deduct):
Income tax benefit	(14.7)	(27.7)
Interest expense (1)	38.5	37.7
Other income, net (2)	(4.4)	(17.7)
Cash distributions from equity investees (3)	4.8	1.3
Depreciation and amortization	49.5	49.4
(Gain) loss on disposal of assets and other	(4.1)	0.4
Non-cash rent expense	(2.8)	(4.4)
Share-based awards compensation expense (4)	8.2	6.4
Adjusted EBITDA	$36.4	$70.7
(1)
Includes amortization of debt issuance costs, amortization of original issue discount and amortization of accumulated (losses) gains for amended swap agreements.
(2)
Includes interest income, foreign currency exchange gain, interest expense - NCM, equity in income of affiliates and net (loss) gain on investment in NCMI.
(3)
Reflects cash distributions received from equity investees that were recorded as a reduction of the respective investment balances. These distributions are reported entirely within the U.S. reportable segment.
(4)
Non-cash expense included in general and administrative expenses.